Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Dated May 11, 2026 Registration No. 333-278527 Valley National Bancorp Fixed Income Investor Presentation May 2026

Legal Disclaimers The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by forward- looking terminology such as “intend,” “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “would,” “could,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the impact of market interest rates and monetary and fiscal policies of the U.S. federal government and its agencies in connection with prolonged inflationary pressures, which could have a material adverse effect on our clients, our business, our employees, and our ability to provide services to our customers; the impact of unfavorable macroeconomic conditions or downturns, including instability or volatility in financial markets resulting from the impact of tariffs / import fees and other trade policies and practices, any retaliatory actions, related market uncertainty, or other factors; U.S. government debt default or rating downgrade; unanticipated loan delinquencies; loss of collateral; decreased service revenues; increased business disruptions or failures; reductions in employment; and other potential negative effects on our business, employees or clients caused by factors outside of our control, such as new legislation and policy changes under the current U.S. presidential administration, any shutdown of the U.S. federal government, geopolitical instabilities or events, including ongoing conflicts in the Middle East, natural and other disasters, including severe weather events and other climate-related risks, health emergencies, acts of terrorism, or other external events; the impact of any potential instability within the U.S. financial sector or future bank failures, including the possibility of a run on deposits by a coordinated deposit base, and the impact of any actual or perceived concerns regarding the soundness, or creditworthiness, of other financial institutions, including any resulting disruption within the financial markets, increased expenses, including FDIC insurance assessments, or adverse impact on our stock price, deposits or our ability to borrow or raise capital; the impact of negative public opinion regarding Valley or banks in general that damages our reputation and adversely impacts business and revenues; changes in the statutes, regulations, policies, enforcement priorities, or composition of the federal bank regulatory agencies; the loss of or decrease in lower-cost funding sources within our deposit base; investigations, damage verdicts, settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent, trademark or other intellectual property infringement, misappropriation or other violation, employment-related claims, and other matters; a prolonged downturn and contraction in the economy, as well as any decline in commercial real estate values collateralizing a significant portion of our loan portfolio; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations, and case law; the inability to grow customer deposits to keep pace with the level of loan growth; a material change in our allowance for credit losses due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; changes in our business, strategy, market conditions or other factors that may negatively impact the estimated fair value of our goodwill and other intangible assets and result in future impairment charges; greater than expected technology-related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; increased competitive challenges and competitive pressure on pricing of our products and services; our ability to stay current with rapid technological changes and evolving legal and regulatory requirements in the financial services industry, including developments relating to the use of artificial intelligence, blockchain, and related regulatory developments, as well as our ability to effectively assess and monitor the effects of, and risks associated with, the implementation and use of such technology; cyberattacks, ransomware attacks, computer viruses, malware or other cybersecurity incidents that may breach the security of our or our third- party service providers’ websites or other systems or networks to obtain unauthorized access to personal, confidential, proprietary or sensitive information, destroy data, disable or degrade service, or sabotage our systems or networks, and the increasing sophistication of such attacks and use of targeted tactics against the financial services industry; any disruption of our systems and network, or those of our third-party service providers, resulting from events that are wholly or partially beyond our control, including, for example, electrical, telecommunications, or other major service outages, or actions by employees, which may give rise to financial loss or liability; results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; application of heightened regulatory standards for certain large insured national banks, and the expenses we will incur to develop policies, programs, and systems that comply with the enhanced standards applicable to us; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements, or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather and other climate-related risks, pandemics or other public health crises, acts of terrorism or other external events; our ability to successfully execute our business plan and strategic initiatives; and unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, risk mitigation strategies, changes in regulatory lending guidance or other factors. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The offering of subordinated notes is being made pursuant to a shelf registration statement (File No. 333-278527) (including base prospectus), filed by Valley National Bancorp (the Company ) with the the SEC on April 5, 2024. The Company filed a preliminary prospectus supplement on May 11, 2026 with the SEC for the offering to which this presentation relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement included in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov. Alternatively, we will arrange to send you copies of the prospectus and the preliminary prospectus supplement relating to the proposed offering if you request it by emailing Keefe, Bruyette & Woods, Inc., a Stifel Company at USCapitalMarkets@kbw.com. This presentation does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Management uses measures which are not recognized in accordance with U.S. generally accepted accounting principles (GAAP) to evaluate our business and may refer to such measures in this presentation. Please refer to the appendix section of this presentation for non-GAAP definitions and reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

Offering Overview Issuer Valley National Bancorp (NASDAQ: VLY) Security Offered Fixed-to-Floating Rate Subordinated Notes Due 2036 Offering Size $300 million (1) Expected Security Ratings : Baa3 by Moody’s Ratings / BBB by Kroll Bond Rating Agency / BBB (high) by Morningstar DBRS Format SEC Registered Term 10 Years Call 5 Years Redeem, repurchase, repay, satisfy and discharge or otherwise repay, in part or in full, the 3.00% fixed- Use of Proceeds to-floating rate subordinated notes due June 15, 2031 and for general corporate purposes Joint Book-Running Managers Keefe, Bruyette & Woods, A Stifel Company Morgan Stanley 1 An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the subordinated notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. No report of any rating agency is incorporated by reference herein. 3

Experienced Executive Leadership



Ira Robbins
Chairman & Chief Executive Officer
Years at Valley: 30 / Years in Banking: 30
Mr. Robbins has been CEO of Valley since 2018 and Chairman since 2019. He previously served as President. Mr. Robbins joined Valley in 1996 as part of Valley's Management Associate Program.



Gino Martocci
SEVP & Commercial Banking President
Years at Valley: 1 / Years in Banking: 35
Mr. Martocci has been President of Commercial Banking since June 2025. He is responsible for Commercial Banking & Treasury Solutions. Mr. Martocci was previously Head of Commercial and CRE Banking at M&T Bank.



Travis Lan
SEVP & Chief Financial Officer
Years at Valley: 6 / Years in Banking: 20
Mr. Lan joined Valley in 2020 and was promoted to SEVP, CFO in March of 2025. Previously he served as a Director of Investment Banking at KBW.



Patrick Smith
SEVP & Consumer Banking President
Years at Valley: 1 / Years in Banking: 23
Mr. Smith has been President of Consumer Banking since September 2025. He is responsible for Consumer Lending & Retail Banking. Mr. Smith was previously EVP, Head of Consumer & Business Banking at Santander Bank, N.A.



Mark Saeger
EVP & Chief Credit Officer
Years at Valley: 11 / Years in Banking: 37
Mr. Saeger joined Valley in 2015 as Head of New York Commercial Lending. Prior to joining Valley, Mr. Saeger spent 10 years at Sovereign Bank.



Kevin Hickey
EVP & Treasurer
Years at Valley: 3 / Years in Banking: 28
Mr. Hickey joined Valley in 2023 to oversee Corporate Treasury and Capital Markets. Previously he served as Treasurer and Chief Risk Officer at Signature Bank, and in Corporate Treasury at M&T Bank before that.

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Table of Contents: 1) Valley National Bancorp Overview 2) Financial Overview 3) Loan Portfolio & Asset Quality 4) Funding & Liquidity Management 5) Appendix 5 Valley National Bancorp Fixed Income Presentation | Private and confidential.

Valley National Bancorp Overview 6 Valley National Bancorp Fixed Income Presentation | Private and confidential.

Overview of Valley National Bancorp (VLY) Other Markets – City Presence 2026 Q1 Financial Overview $64bn $51bn $53bn Scale Assets Gross Loans Deposits Chicago Palo Alto 11.9% 3.17% 1.05% Profitability 1 1 2 3 Adj. ROAA Adj. ROATCE NIM FTE Los Angeles Phoenix 0.14% 0.68% 1.18% Asset Quality 4 NCOs / Avg. Loans NPAs / Assets ACL / Total Loans Powered by Bing 5 9.56% 10.91% 13.66% Primary Markets Other Markets © GeoN Na am ties onw , Mici rde osof bus t, TomiT ne omss lines Capital Lev. Ratio CET1 Ratio TRBC Ratio Market Key Business Lines C&I, Technology Banking, Domestic Private Banking, CRE, New Jersey & Metro Loan Portfolio Deposit Portfolio Construction, Healthcare, Retail Branch Banking, Wealth New York Management Specialized Non Owner-Occupied International Private Banking, C&I, CRE, HOA, Retail Branch Banking, Owner- Deposits CRE Florida & Alabama Occupied CRE Wealth Management $12.7 23% 14% 24% Traditional Palo Alto Technology Banking Multifamily Deposits 17% $51bn $53bn $35.1 Los Angeles Domestic Private Banking, C&I, CRE C&I 66% Construction 22% Chicago CRE, C&I 5% Fully FDIC-Insured Residential Arizona Tax Credit Advisory, C&I Indirect Customer R.E. Consumer $5.1 11% 8% 10% C&I, HOA, Indirect Auto, Equipment Financing, Cannabis-Related Nationwide Business, Tax Credit Advisory, Cash Surrender Value Life Insurance Note: Financial data as of 3/31/2026. 1 2 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Return on average tangible common equity is a Non-GAAP metric reconciled in Appendix using both GAAP Reported and Non-GAAP Adjusted Net Income to 3 4 5 Common Shareholders. Net interest margin is presented on a tax equivalent basis using 21 percent federal tax rate. Non-performing assets include non-accrual loans, OREO, and repossessed assets. Primary markets defined as 7 northern and central New Jersey, the New York City boroughs of Manhattan, Brooklyn and Queens, Long Island, Westchester County, New York, and Florida, accounting for approximately 91% of the 230-branch network.

Significant Scale in Attractive Markets

Retail Network

	New Jersey & Metro NYC	Florida	Alabama
Branches	166	44	16
Loans	$26.3bn[2]	$13.6bn	$644mm
Deposits	$28.7bn[2]	$10.5bn	$1.4bn

New Jersey & Metro NYC



#1 Regional Bank Market Share Across Entire Market[1]

Florida



#6 Regional Bank Market Share Across Entire State and #1 Across Tampa MSA[1]

Alabama



Top 5 Regional Bank Market Share Across Montgomery and Alexander City MSA[1]

Key Geographic Highlights

New Jersey & Metro NYC		Florida		Alabama	
$2.3tn	*Total Deposits[5]*	$818bn	*Total Deposits*	$142bn	*Total Deposits*
$105.2k	*Median HHI[5]*	$82.2k	*Median HHI*	#1	*Favorable Property Tax*
#1	*Largest U.S. MSA*	#1	*State for Business Startups*	#3	*Lowest cost of living in the U.S.*

Other Markets

	Loans	Deposits
IL	$844mm	$1.4bn
CA	$1.7bn	$614mm
Nationwide[3]	$7.7bn	$10.2bn[4]

Source: S&P Capital IQ Pro, FRED, Florida Chamber of Commerce, Alabama Department of Commerce, World Population Review; Financial data as of 3/31/2026.
[1] Deposit market share data as of 6/30/2025; Excludes banks over $100 billion in assets and foreign banks. [2] Data includes New Jersey and New York. [3] Includes traditional commercial banking offerings as well as healthcare, equipment finance, indirect auto, HOA, technology banking, cannabis banking, online deposits, and other services. [4] Includes $5.1bn of fully FDIC-insured indirect customer deposits. [5] Data represents New York City MSA.

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Strategic Repositioning Has Resulted in a Stronger Institution

Why Valley is Stronger Today (post 2023 Transformation)	
Significant Capital Build-Up	Generated meaningful organic regulatory capital from improved profitability and balance sheet initiatives which include: i) Credit risk transfer on indirect auto loans ii) Raised $150 million and $460 million of preferred and common equity, respectively iii) Sold $1.2 billion of performing CRE loans at a modest 1% discount; Estimated benefit from Basel III standardized approach to be around 0.80%[1] on CET1
Concentration Levels Reduced	Approximately $4.0bn reduction in regulatory CRE since 2023 driven by i) $1bn reclassification of investor CRE loans to owner-occupied CRE, ii) $1.2bn performing loan sale and iii) the systematic run-off over time of a transactional CRE loan portfolio ($4bn remaining at 3/31/26) which has virtually no associated deposits and iv) selective new originations predominantly to core customers
Funding & Liquidity Materially Improved	$6.0bn increase in core customer deposits since 2023 enabling a meaningful reduction in higher-cost indirect deposits while driving loans-to-deposits lower; cash + securities continue to increase as a percentage of total assets
Normalizing Profitability	NIM expanded 38bps from 1Q24 low of 2.79% to 3.17% as of 1Q26, 1Q26 operating ROAA of 1.05%[2] and operating ROATCE of 11.9%[2] with continued profitability tailwinds

Resilient Risk Profile (Credit + Stress Capacity)	
ACL Coverage Strengthened	Allowance coverage strengthened: ACL increased to 1.18% of loans from 0.93% in 2023
Loss Content Well-Below Peers	15-year average NCOs / average loans[3] are nearly half of peers (0.16% vs. 0.31%[4])
Stress Test Resilience	2025 capital stress testing indicates Valley National Bancorp capital ratios remain meaningfully above internal thresholds and regulatory minimums, despite significant stress applied through the forecast period
Liquidity & Funding Discipline	Robust contingent liquidity sources and stress-tested liquidity capacity support confidence through a range of scenarios

Source: S&P Capital IQ Pro; Financial data as of or for the most recent quarter available.
[1] Estimate per Company Management. [2] Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. [3] 15-year average NCO / average loans based on the period between 12/31/2010 to 3/31/2026. [4] Peers include nationwide major-exchange traded banks with assets between $50 and $150 billion as of 3/31/2026; Excludes merger targets.

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Key Investor Highlights Proven business model with a ~100 year track record of success, never having a losing quarter Experienced and proven management team with deep financial services expertise Diverse, commercially-focused franchise with significant scale in high-quality markets High quality balance sheet with sound liquidity and robust capital position Rigorous risk management culture with strong emphasis on disciplined growth and credit quality Recent strategic initiatives have positioned the franchise as a stronger and more resilient institution Ongoing profitability improvement driven by favorable balance sheet re-pricing dynamics Forward-thinking integration of technology and AI to enhance efficiency and client experience 10

Financial Overview 11 Valley National Bancorp Fixed Income Presentation | Private and confidential.

1Q 2026 Financial Highlights 1 GAAP Reported Non-GAAP Adjusted 1Q26 1Q26 Net Income ($mm) $163.9 $168.9 Return on Average Assets 1.05% 1.02% Annualized 2 11.9% Annualized ROATCE 11.6% 53.1% Efficiency Ratio (Non-GAAP) -- $0.29 Diluted Earnings Per Share $0.28 3 $253.4 Pre-Provision Net Revenue ($mm) $230.4 3 PPNR / Average Assets 1.58% 1.44% Annualized § Significant and broad-based core deposit growth supported strong loan growth and a further reduction in higher-cost indirect deposits and maturing FHLB advances. § Continued growth in net interest income reflecting lower deposit costs and funding profile improvement. § Credit metrics remain strong and stable. 1 2 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Return on average tangible common equity is a Non-GAAP metric reconciled in Appendix using both GAAP Reported and Non-GAAP Adjusted Net Income 3 to Common Shareholders. Pre-provision net revenue (“PPNR”) equals net interest income plus total non-interest income less total non-interest expense. 12

Strong Balance Sheet Metrics 1 CRE / TRBC ACL / Loans 474% 1.19% 1.18% 1.17% 362% 333% 329% 0.93% 12/31/23 12/31/24 12/31/25 3/31/26 12/31/23 12/31/24 12/31/25 3/31/26 Loans / Deposits Wholesale Funding / Total Funding 102.0% 19.5% 18.7% 97.5% 15.3% 14.3% 96.2% 96.1% 12/31/23 12/31/24 12/31/25 3/31/26 12/31/23 12/31/24 12/31/25 3/31/26 Note: Financial data as of or for the respective period. 1 Commercial Real Estate (including CRE loans held for sale) as defined by joint regulatory guidance to include call codes 1.a (Construction), 1.d (Multifamily), 1.e.2. (Other Non-farm Non-residential, excluding Owner-Occupied) and CRE loans not secured by real estate. 13

Robust Capital Levels 1 Tangible Common Equity / Tangible Assets Common Equity Tier 1 Ratio 8.82% 8.82% 10.99% 10.91% 10.82% 8.40% 9.29% 7.58% 12/31/23 12/31/24 12/31/25 3/31/26 12/31/23 12/31/24 12/31/25 3/31/26 Leverage Ratio Total Risk-Based Capital Ratio 13.87% 13.77% 13.66% 11.76% 9.63% 9.56% 9.16% 8.16% 12/31/23 12/31/24 12/31/25 3/31/26 12/31/23 12/31/24 12/31/25 3/31/26 Note: Financial data as of or for the respective period. 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. 14

Strategic Execution Has Driven Better Performance 1 1 Adj. Return on Avg. Assets (%) Adj. Return on Avg. Tangible Common Equity (%) 12.9% 11.9% 10.9% 1.05% 0.91% 0.94% 7.4% 0.55% FY 2023 FY 2024 FY 2025 1Q26 FY 2023 FY 2024 FY 2025 1Q26 2 1 Net Interest Margin (FTE, %) Efficiency Ratio (%) 58.0% 56.6% 3.17% 3.05% 54.4% 2.96% 53.1% 2.85% FY 2023 FY 2024 FY 2025 1Q26 FY 2023 FY 2024 FY 2025 1Q26 Note: Financial data as of or for the respective period. 1 2 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Net interest margin is presented on a tax equivalent basis using a 21 percent federal tax rate. 15

Net Interest Income and Margin Net Interest Income ($mm) and Margin Net Interest Income Commentary • Net interest income increased 12% and NIM expanded 3.17% 3.17% 21bps from 1Q25. • Benefit from lower funding costs and higher loan yields $473 3.05% driven by repricing and maturing loan balances. 3.01% $466 2.96% ~150bps repricing benefit on new loans originations Maturing Fixed Rate Loans $447 5.07% 5.04% 5.05% 4.79% 4.54% $11.0 $434 $3.2 $2.1 $1.7 $1.7 $421 2026 2027 2028 2029 Beyond Balance ($bn) Yield (%) Maturing CDs and FHLB Borrowings 4.16% 3.97% 3.86% 3.76% 3.75% $3.8 $3.7 $2.3 $2.2 $1.5 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 1Q27 Beyond Net Interest Income ($mm) NIM Balance ($bn) Rate (%) Note: Net interest income and NIM are presented on a fully tax equivalent basis using a 21 percent federal tax rate. 16

Interest Rate Risk Positioning NIM, Yield on Loans, and Cost of Deposits VLY Interest Rate Sensitivity • Effectively neutral to the front-end of the yield curve as our loans tied to Fed Funds, SOFR, and Prime generally balance 6.28% 6.17% 6.14% our beta-adjusted interest-bearing non-maturity deposit 6.04% 5.95% 5.88% 5.84% exposure. 5.78% 5.64% • We remain more sensitive to longer-end rates which impact the repricing of our fixed and adjustable loan buckets (comprising ~60% of total loans). % Change in 3.25% 4% 3% 1% (2%) (3%) (3%) 3.18% Future Net 3.16% 3.17% 3.17% Interest 3.05% 3.01% Income: 2.94% 2.96% 81.3 2.92% 2.86% 2.84% 58.7 2.79% 2.69% 2.67% 2.65% 26.8 2.45% 2.27% (29.9) 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 (55.4) (54.6) Cost of Deposits NIM Yield on Loans +300 +200 +100 -100 -200 -300 Changes in Interest Rates (bps) Note: Financial data as of or for the respective period. Note: Reflects VLY as of March 31, 2026 based on a static balance sheet and immediate and parallel interest rate shocks. 17 $Change in Future Net Interest Income ($mm)

Non-Interest Income 1 Non-Interest Income ($mm) 1Q26 Non-Interest Income ($mm) Reported Adjusted BOLI Deposit Service Charges $275 $6 $18 9% 26% $262 Loan Servicing $3 5% Capital Markets $69mm 2 $10 $225 $226 15% All Other $12 $275 18% $262 Wealth, Trust & Insurance $227 $219 $19 27% FY 2023 FY 2024 FY 2025 1Q26 annualized 1 2 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Sums may be inconsistent due to rounding. Represents reported value, which is lower than the adjusted figure and therefore not visible in the bar. 18

Non-Interest Expense 1 Efficiency Ratio 1Q26 Non-Interest Expense ($mm) 58.0% Net Occupancy $27 9% Technology, furniture and Equipment 56.6% $32 10% FDIC Insurance Assessment Salary and Employee $10 Benefits 4% $310mm $156 54.4% Amortization of Other 50% Intangible Assets $7 2% 53.1% Professional and Legal $25 Amortization of Tax 8% All Other Credit Investments $37 $16 12% 5% FY 2023 FY 2024 FY 2025 1Q26 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Sums may be inconsistent due to rounding. 19

Loan Portfolio & Asset Quality 20 Valley National Bancorp Fixed Income Presentation | Private and confidential.

Loan Portfolio Detail 1, 2 1 Gross Loans ($bn) 3/31/26 Loan Composition $50.8 $50.2 $50.1 $48.8 Non Owner-Occupied CRE 23% $11.5 $11.6 Owner-Occupied CRE $15.1 $12.3 14% CRE Multifamily $8.6 39% C&I $8.6 17% $8.3 36% $8.9 $2.5 $2.5 $3.1 Other $5.9 $5.8 $3.7 25% C&I $5.6 22% $4.1 $5.6 $4.1 Construction $3.6 5% $3.4 $11.1 $11.0 $9.9 Residential R.E. Consumer $9.2 11% 8% $7.1 $6.6 $5.9 $4.3 12/31/23 12/31/24 12/31/25 3/31/26 Owner-Occupied CRE Construction C&I Multifamily Consumer Non Owner-Occupied CRE Residential R.E. 1 2 CRE includes multifamily and non-owner occupied CRE; C&I includes owner-occupied CRE and C&I; Other includes construction, residential RE and Consumer. Multifamily includes mixed use development/multifamily loans. Sums may not total due to rounding. 21

Diverse C&I Portfolio C&I Loans ($bn) 3/31/26 C&I Industry Diversity Real Estate Related 13% Other Working Capital Wholesale Trade 20% ~9% C&I CAGR since 2023 9% 11.1 Consumer 11.0 Services 8% $11.1bn Non-Profit & Condos Finance & Insurance 7% 19% 9.9 Equipment Leasing Professional Services 9.2 6% 3% Healthcare Hospitality, Food Services Manufacturing 6% 3% 6% 3/31/26 C&I Geographic Diversity 1 Other 17% New Jersey 20% Illinois 5% South- North- California east east 5% & Other 44% 56% New York 24% '23 '24 '25 3/31/26 Florida 29% Note: Sums may not equal due to rounding. 1 Includes geographic segments in AL, CT, PA, DE, GA, TX, AR, OH, NC, and other territories that comprise of nationwide or specialty business lines. 22

CRE Detail as of 3/31/26 Portfolio by Property Type Portfolio by Geography Mixed Use Florida Retail 9% 29% 15% New York (ex. Office Manhattan and Other 9% NYC boroughs) 7% Healthcare New Jersey Office Manhattan 19% 2% (Other) $27.0bn $27.0bn Apartment & 3% Residential Manhattan 30% Industrial (Multifamily) 11% 6% Other NYC Healthcare Boroughs 13% Other Specialty & Other 16% 20% 11% MRQ CRE NCOs / Avg. CRE Loans: 0.20% 1 2 1 2 Geography $bn Wtd. Avg. LTV Wtd. Avg. DSCR Property Type $bn Wtd. Avg. LTV Wtd. Avg. DSCR Apartment & Resi $6.2 64% 1.42x Florida / Alabama $7.7 60% 1.84x Retail $4.1 61% 1.66x New Jersey $5.2 62% 1.66x Industrial $2.9 60% 2.30x Other NYC Boroughs $4.3 57% 1.45x Healthcare $3.4 69% 1.77x Office $3.0 64% 1.95x Manhattan $2.6 41% (61% ex Co-Ops) 1.46x Specialty & Other $2.9 54% 1.73x New York (ex. NYC) $1.9 56% 1.84x Mixed Use $2.5 63% 1.35x Other $5.3 65% 1.54x Co-Ops $1.8 12% 1.51x Total $27.0 59% 1.66x Total $27.0 59% 1.66x 1 2 LTV based on most recent appraisal, seasoned on average 2.5 years; DSCR calculated based on most recent financial information, typically received at least annually. Sums may be inconsistent due to rounding. CRE is comprised of non-owner occupied, owner-occupied and multifamily loans. 23

1 Multifamily Portfolio Detail Multifamily Portfolio by Sub-Asset Class ($bn) Non Co-Op Multifamily by Geography ($bn) Florida & Alabama New Jersey 19% 19% Manhattan 9% Non Co-Op $6.2bn Co-Op $6.2 $8.1bn $1.8 Other 24% New York (ex. Manhattan) 29% New York City by % Rent Regulated Units 1% - 20% of Geography Outstanding Avg. Size Wtd. Avg. Wtd. Avg. units 2 3 ($bn) ($mm) LTV DSCR 12% New York (ex. $1.8 $6.4mm 67% 1.36x Manhattan) Other $1.4 $8.9mm 65% 1.34x 100% of units $1.5bn 21% - 50% of 23% New Jersey $1.2 $3.6mm 61% 1.54x units 50% Florida & Alabama $1.2 $4.1mm 61% 1.55x Manhattan $0.6 $7.9mm 65% 1.28x Total $6.2bn $6.1mm 64% 1.42x 51% - 99% of units 15% 1 2 3 Multifamily excludes ~$400mm of mixed use development/multifamily loans. LTV based on most recent appraisal, seasoned on average 2.5 years; DSCR calculated based on most recent financial information, typically received at least annually. Note: Co-Op LTV is approximately 12%. Sums may be inconsistent due to rounding. 24

Granular & Diverse Office Portfolio Office Portfolio by Tenancy Office Portfolio by Geography ($bn) Multi Tenant Multi Tenant w/ Florida & Alabama $1.7 Anchor $1.1 57% Manhattan $0.1 36% $0.2 3% 7% Healthcare Office $3.0bn $3.0bn $0.4 13% New York (ex. Manhattan) $0.5 17% Single Tenant $0.8 New Jersey 27% $0.8 Other 27% $0.4 ~26% of Office Portfolio is Owner-Occupied. 13% 1 2 Geography Outstanding ($bn) Avg. Size ($mm) Wtd. Avg. LTV Wtd. Avg. DSCR Florida & Alabama $1.1 $1.7mm 58% 1.91x New Jersey $0.8 $2.5mm 66% 1.69x New York (ex. Manhattan) $0.5 $4.1mm 60% 1.67x Manhattan $0.2 $5.6mm 75% 1.73x Other $0.4 $7.7mm 71% 2.97x Total $3.0bn $3.4mm 64% 1.95x 1 2 LTV based on most recent appraisal, seasoned on average 2.5 years; DSCR calculated based on most recent financial information, typically received at least annually. Sums may be inconsistent due to rounding. 25

Commercial Real Estate by Contractual Maturity ($mm) 6,573 Outcome for Maturing CRE Loans in $mm 1Q26 Retained 1,218 Paid Off & Left 313 1 Modified & Other 16 3,354 3,318 Total $1,547 3,122 2,447 2,101 1,457 961 879 824 747 572 535 2Q26 3Q26 4Q26 1Q27 2Q27 3Q27 4Q27 2028 2029 2030 2031 2032 2033 + Wtd. Avg. 2Q26 3Q26 4Q26 1Q27 2Q27 3Q27 4Q27 2028 2029 2030 2031 2032 2033 + 2 LTV 61% 60% 61% 64% 62% 55% 61% 63% 64% 54% 52% 48% 60% 3 DSCR 1.44x 1.43x 1.50x 1.58x 1.47x 1.62x 1.77x 1.68x 1.59x 1.71x 1.70x 1.63x 1.74x Borrower Contractual 5.63% 5.48% 5.02% 5.01% 5.49% 5.78% 5.97% 5.85% 5.44% 5.66% 4.72% 4.64% 5.58% Rate 1 2 3 Two Multifamily Residential loans totaling $10.6mm were modified; one Retail loan for $5.3mm was moved to non-accrual; LTV based on most recent appraisal, seasoned on average 2.5 years; DSCR calculated based on most recent financial information, typically received at least annually. Current period includes short-term roll-overs from prior periods. Sums may be inconsistent due to rounding. 26

NDFI Overview Loans to Other Loans to Mortgage Credit NDFI's 3% Intermediaries • NDFI loans comprise 2.6% of Valley loans versus 5.8% for 14% 1 peers. • Loans to Private Equity Funds includes $560mm of capital call lines which has been the only meaningful source of Loans to Private Equity Funds $1.3bn recent NDFI loan growth for Valley. 43% Loans to Business Credit • Excluding capital call lines, our average NDFI loans have Intermediaries 40% been outstanding for nearly 4 years, indicating extended history with NDFI relationships. Total NDFI Exposure: 2.6% of total loans • No material exposure to software lending. Industry Total ($mm) Commitment % of Loans % Accrual Weighted Average (Funded) Months at VLY Loans to Private Equity Funds $583 $1,947 1.1% 100% 6 Loans to Business Credit Intermediaries $532 $1,130 1.0% 100% 47 Loans to Mortgage Credit Intermediaries $186 $366 0.4% 100% 37 Other Loans to NDFI’s $43 $141 0.1% 100% 38 Grand Total $1,344 $3,584 2.6% 100% 28 Source: S&P Capital IQ Pro. 1 Peers include nationwide major-exchange traded banks with assets between $50 and $150 billion as of 3/31/2026; Excludes merger targets; Data as of the most recent quarter available; Data reflects average. 27

Asset Quality & Reserve Trends Non-Accrual Loans / Total Loans Accruing Past Due Loans / Total Loans 30-59 PD 60-89 PD 90+ PD 1.03 0.40% 0.87% 0.85% % 0.74% 0.28% 0.26% 0.58% 0.17% 0.20% 0.99% 12/31/23 12/31/24 12/31/25 3/31/26 3/31/25 6/30/25 9/30/25 12/31/25 3/31/26 Loan Loss Provision & Net Charge-Offs ($mm) ACL / Total Loans Net Charge-Offs Loan Loss Provision 63 1.19% 1.18% 1.17% 42 38 38 0.93% 23 21 20 19 18 15 12/31/23 12/31/24 12/31/25 3/31/26 3/31/25 6/30/25 9/30/25 12/31/25 3/31/26 28

Historical Net Charge-Offs / Avg. Loans 1.88% 1.65% 1.02% 0.81% 0.40% 0.40% 0.38% 0.31% 0.29% 0.18% 0.28% 0.21% 0.24% 0.21% 0.16% 0.21% 0.18% 0.13% 0.12% 0.07% 0.12% 0.14% 0.19% 0.12% 0.06% 0.11% 0.06% 0.05% 0.11% 0.23% 0.05% 0.24% 0.20% 0.14% 0.03% 0.02% 0.13% 0.14% 0.01% 0.11% 0.00% 0.12% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 1Q2026 1 Peer Median VLY Source: S&P Capital IQ Pro; Regulatory Data; 2024 Federal Reserve Stress Test Results; Table 10. Projected loan losses by type of loan for 2024:Q1-2026:Q1 under the severely adverse scenario: 31 banks Note: Peers financial data per holding company regulatory and GAAP filings. 1 Peers include nationwide major-exchange traded banks with total assets between $50 and $150 billion as of 3/31/2026; Excludes merger targets. 29

Funding & Liquidity Management 30 Valley National Bancorp Fixed Income Presentation | Private and confidential.

Diversified Deposit Base

Total Deposit Breakdown ($bn)



$52.9bn
Traditional Deposits $35.1 66%
Specialized Deposits $12.7 24%
Fully FDIC-Insured Indirect Customer $5.1 10%

Specialized Deposits by Business Line ($bn)



$12.7bn
Nat'l Deposits, Cannabis & Online $4.1
International Corporate $1.3
Technology $2.4
Private Banking & Wealth $1.7
Association Banking $1.5
Healthcare & Other $1.8

Traditional Deposits [1] ($bn)



$35.1bn
New Jersey $17.0
New York $6.7
Florida & Alabama $9.6
Other $1.8

Uninsured Deposits & Liquidity ($bn)

Cash & Available Liquidity Stands at 1.6x Adjusted Uninsured Deposits



28% of deposits
$15.0
$24.1
$22.9
$1.2
Adjusted Uninsured Deposits
Cash & Available Liquidity
Adjusted Uninsured Deposits 2
High Quality Available Liquidity 3
Cash on Balance Sheet

[1] Traditional Deposits are primarily comprised of Consumer, Commercial, and Government Deposits serviced in Valley's branch network. [2] Adjusted for collateralized government deposits in excess of FDIC $250k limit and intercompany deposits eliminated in consolidation. [3] "High Quality Available Liquidity" includes the following off balance sheet sources of potential liquidity: FHLB, unencumbered investment securities, FRBNY Discount Window Availability, and Uncommitted Fed Funds Lines. Sums may not total due to rounding. All data as of 3/31/26.

31

Continued Direct Deposit Growth Deposits by Product ($bn) Avg. Fed Funds vs. Deposit Costs (%) $52.9 $52.2 $50.1 $49.2 4.50% 4.50% 4.46% 11.4 11.4 22% 22% 12.3 4.02% 25% 13.2 27% 3.75% 12.3 12.2 23% 23% 2.69% 2.67% 2.65% 11.4 23% 23% 11.5 2.45% 2.27% 29.2 28.6 55% 55% 53% 26.3 50% 24.5 1Q25 2Q25 3Q25 4Q25 1Q26 12/31/23 12/31/24 12/31/25 3/31/26 Total Cost of Deposits Average Fed Funds (Upper) Time Non-Interest Savings, NOW and money market 1 Deposits by Customer Type ($bn) Cumulative Beta (Current Cycle) $52.9 $52.2 $50.1 $49.2 10% 5.1 5.4 10% 14% 7.0 15% 7.5 58% 52% 46.8 90% 47.8 90% 86% 85% 43.0 41.8 12/31/23 12/31/24 12/31/25 3/31/26 Rate Increase Cycle Rate Decrease Cycle (4Q21-2Q24) (2Q24-1Q26) Direct Indirect 1 Cumulative Beta is measured as the change in Valley’s quarterly average deposit cost as a percentage of the change in the average quarterly Fed Funds Upper Bound over the identified period. Sums may not total due to rounding. 32

Securities Portfolio Detail ($mm) HTM AFS Equity & Trading Yield Securities as % of Total Assets 4.09% 4.07% 4.02% 3.98% 3.95% 3.84% 3.77% 3.55% 3.43% $7,861 $7,781 $7,736 $7,505 $84 $7,278 $83 $78 $6,973 $77 $74 $72 $6,253 $5,936 $77 $73 $5,231 $4,157 $4,117 $4,202 $71 $3,896 $3,659 $3,370 $2,602 $2,212 $1,449 $3,711 $3,650 $3,620 $3,574 $3,532 $3,545 $3,531 $3,541 $3,496 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 9.6% 12.2% 8.6% 10.1% 11.2% 11.8% 12.0% 12.3% 12.1% 33

Sources of Liquidity and Overview of the Investment Portfolio Liquidity Position & Sources (as of 3/31/26) HTM Securities Portfolio (as of 3/31/26) FHLB Borrowing Municipal Capacity 8% 24% Cash & Equivalents 5% Obligations of States & Political Uncommitted Fed 2% Funds Lines U.S. Gov. Resi MBS $3.6bn 6% Agency 79% 8% $24.1bn Corporate and other Debt Secur. 95% A-rated or 2% TruPs better Unencumbered FRB Discount Window 1% Availability Securities 43% 22% AFS Securities Portfolio (as of 3/31/26) Municipal Source $BN 4% Obligations of States & Cash & Equivalents $1.2 Political 1% U.S. Gov. Agency FHLB Borrowing Capacity $5.8 Resi MBS 1% 84% $4.2bn FRB Discount Window Availability $10.3 U.S. Treasury 5% Unencumbered Securities $5.2 Corporate and other Debt Uncommitted Fed Funds Lines $1.6 Secur. 94% A-rated or 6% better Total $24.1 34

Appendix 35 Valley National Bancorp Fixed Income Presentation | Private and confidential.

Current Ratings Profile Moody’s S&P KBRA Morningstar DBRS Valley National Bancorp Long-Term Issuer Rating Baa3 BBB- BBB+ A (low) Outlook Stable Positive Stable Stable Rating disclaimer: A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating organization has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. Note: Moody’s rating as of 5/1/2026; S&P rating as of 4/17/2026; KBRA rating as of 7/28/2025; Morningstar DBRS rating as of 6/18/2025. 36

Historical Interest Coverage & Double Leverage Fiscal Year Ended, Three Months Ended, ($in millions) 2022 2023 2024 2025 3/31/2026 Double Leverage Bank-Level Equity $7,152 $7,282 $7,884 $8,185 $8,232 Consolidated Equity 6,401 6,701 7,435 7,808 7,828 Double Leverage Ratio 112% 109% 106% 105% 105% Interest Coverage Earnings: Income From Continuing Operations Before Taxes $780.7 $678.3 $438.5 $743.9 $209.2 (+) Total Debt Interest 64.6 198.6 169.9 152.3 33.7 Earnings (Before Corporate Debt Interest) $845.3 $877.0 $608.4 $896.1 $242.9 A (+) Total Deposit Interest 256.4 1,274.8 1,558.9 1,316.6 297.5 Earnings (Before Corporate Debt Interest + Deposit Interest) $1,101.7 $2,151.7 $2,167.3 $2,212.7 $540.4 B Interest: Total Debt Interest $64.6 $198.6 $169.9 $152.3 $33.7 Interest Expense Excluding Deposit Interest $64.6 $198.6 $169.9 $152.3 $33.7 C Total Deposit Interest 256.4 1,274.8 1,558.9 1,316.6 297.5 Interest Expense Including Deposit Interest $321.0 $1,473.4 $1,728.8 $1,468.8 $331.2 D Adjusted Interest Coverage (Ex. Deposit Interest Expense) - A / C 13.1x 4.4x 3.6x 5.9x 7.2x Adjusted Interest Coverage (Inc. Deposit Interest Expense) - B / D 3.4x 1.5x 1.3x 1.5x 1.6x 37

Non-GAAP Reconciliations to GAAP Financial Measures Three Months Ended Years Ended March 31, December 31, March 31, December 31, December 31, December 31, ($ in thousands, except for share data) 2026 2025 2025 2025 2024 2023 Adjusted net income available to common shareholders (Non-GAAP): Net income, as reported (GAAP) $163,913 $195,403 $106,058 $597,983 $380,271 $498,511 Add: Restructuring charge (a) 5, 689 630 — 5, 284 2, 039 9, 969 Add: Loss on extinguishment of debt — — — 922 — — Add: Net losses on the sale of commercial real estate loans (b) — — — — 1 3,660 — Add: Litigation reserve (c) 1 ,262 (239) — 773 — — Add: (Gains) losses on available for sale and held to maturity securities transactions, net (d) 10 — 11 (17) 15 (401) Add: FDIC Special assessment (e) — (5,672) — (9,489) 8, 757 50, 297 Less: Litigation settlements (f) — — — — (7,334) — Less: Gains on sale of commercial premium finance lending division (g) — — — — (3,629) — Less: Income Tax Benefit (h) — (11,417) — (11,417) (46,431) — Total non-GAAP adjustments to net income 6, 961 (16,698) 11 (13,944) (32,923) 7 5,817 Income tax adjustments related to non-GAAP adjustments (i) (1,984) 1 ,505 (3) 74 0 (3,789) (20,057) Net income, as adjusted (Non-GAAP) $168,890 $180,210 $106,066 $584,779 $343,559 $554,271 Dividends on preferred stock 7 ,217 7 ,434 6, 955 28, 981 21 ,369 16 ,135 Net income available to common shareholders, as adjusted (Non-GAAP) $161,673 $172,776 $99,111 $555,798 $322,190 $538,136 (a) Represents severance expense related to workforce reductions within salary and employee benefits expense. (b) Represents actual and mark to market losses on bulk performing commercial real estate loan sales included in gains (losses) on sale of loans, net (c) Represents the change in legal reserves and settlement charges included in professional and legal fees. (d) Included in gains on securities transactions, net. (e) Represents the change in estimated special assessment losses included in the FDIC insurance assessment expense. (f) Represents recoveries from legal settlements included in other income. (g) Included in other income within non-interest income. (h) Represent tax benefits from discrete tax events included in income tax expense (benefit). (i) Calculated using the appropriate blended statutory tax rate for the applicable period. Adjusted per common share data (Non-GAAP): Net income available to common shareholders, as adjusted (Non-GAAP) $161,673 $172,776 $99,111 $555,798 $322,190 $538,136 Average number of shares outstanding 5 55,777,748 558, 104,197 559, 613,272 559, 637,823 51 5,755,365 507 ,532,365 Basic earnings, as adjusted (Non-GAAP) $0.29 $0.31 $0.18 $0.99 $0.62 $1.06 Average number of diluted shares outstanding 559, 254,972 562, 214,037 563, 305,525 563, 832,550 51 7,991,801 509, 245,768 Diluted earnings, as adjusted (Non-GAAP) $0.29 $0.31 $0.18 $0.99 $0.62 $1.06 Adjusted annualized return on average tangible common shareholders' equity (Non-GAAP): Net income available to common shareholders, as adjusted (non-GAAP) $161,673 $172,776 $99,111 $555,798 $322,190 $538,136 Add: Amortization of other intangible assets (net of tax), other than loan servicing rights 4, 746 5, 027 5, 619 20, 878 22, 210 25, 393 Net income available to common shareholders excluding intangible amortization, as adjusted (non-GAAP) $166,419 $177,803 $104,730 $576,676 $344,400 $563,529 Average shareholders' equity 7 ,855,550 7 ,722,962 7 ,458,177 7 ,581,374 6, 900,204 6, 558,768 Less: Average preferred shareholders equity 354, 345 354, 345 354, 345 354, 345 268, 622 209, 691 Less: Average goodwill (net of deferred tax liability) 1 ,858,851 1 ,858,851 1 ,859,614 1 ,858,851 1 ,859,614 1 ,860,899 Less: Average intangible assets (net of deferred tax liability), other than loan servicing rights 57 ,080 63, 235 7 6,167 7 2,951 94, 807 1 19,456 Average tangible common shareholders' equity 5, 585,274 5, 446,531 5, 168,051 5, 295,227 4, 677,161 4, 368,722 Annualized return on average tangible shareholders' equity, as adjusted (Non-GAAP) 11.92% 13.06% 8.11% 10.89% 7.36% 12.90% 38

Non-GAAP Reconciliations to GAAP Financial Measures Three Months Ended Years Ended March 31, December 31, March 31, December 31, December 31, December 31, ($ in thousands) 2026 2025 2025 2025 2024 2023 Adjusted annualized return on average assets (Non-GAAP): Net income, as adjusted (Non-GAAP) $168,890 $180,210 $106,066 $584,779 $343,559 $554,271 Average assets $64,190,084 $63,255,554 $61,502,768 $62,484,314 $61,973,902 $61,065,897 Annualized return on average assets, as adjusted (Non-GAAP) 1.05% 1.14% 0.69% 0.94% 0.55% 0.91% Adjusted annualized return on average shareholders' equity (Non-GAAP): Net income, as adjusted (Non-GAAP) $168,890 $180,210 $106,066 $584,779 $343,559 $554,271 Average shareholders' equity 7,855,550 7 ,722,962 7,458,177 7,581,374 6, 900,204 6,558,768 Annualized return on average shareholders' equity, as adjusted (Non-GAAP) 8.60% 9.33% 5.69% 7.71% 4.98% 8.45% Annualized return on average tangible common shareholders' equity (Non-GAAP): Net income available to common shareholders $156,696 $187,969 $99,103 $569,002 $358,902 $482,376 Add: Amortization of other intangible assets (net of tax), other than loan servicing rights 4,746 5, 027 5, 619 20,878 22,210 25,393 Net income available to common shareholders excluding intangible amortization, (non-GAAP) $161,442 $192,996 $104,722 $589,880 $381,112 $507,769 Average tangible common shareholders' equity (non-GAAP) 5,585,274 5, 446,531 5,168,051 5,295,227 4,677,161 4,368,722 Annualized return on average tangible common shareholders' equity, as adjusted (Non-GAAP) 11.56% 14.17% 8.11% 11.14% 8.15% 11.62% Efficiency ratio (Non-GAAP): Non-interest expense, as reported (GAAP) $309,926 $299,401 $276,618 $1,142,126 $1,105,860 $1,162,691 Less: Loss on extinguishment of debt (pre-tax) — — — 922 — — Less: FDIC Special assessment (pre-tax) — (5,672) — (9,489) 8, 757 50, 297 Less: Restructuring charge (pre-tax) 5,689 630 — 5,284 2,039 9, 969 Less: Amortization of tax credit investments (pre-tax) 16,014 15 ,191 9, 320 41 ,792 18,946 18,009 Less: Litigation reserve (pre-tax) 1 ,262 (239) — 773 — — Non-interest expense, as adjusted (Non-GAAP) $286,961 $289,491 $267,298 $1,102,844 $1,076,118 $1,066,743 Net interest income, as reported (GAAP) 471,525 464, 907 420,105 1,763,644 1,628,708 1,665,478 Non-interest income, as reported (GAAP) 68, 836 76,341 58, 294 262,126 224,501 225,729 Add: Net losses on the sale of commercial real estate loans (pre-tax) — — — — 13,660 — Less: Litigation settlement (pre-tax) — — — — (7,334) — Less: (Gains) losses on available for sale and held to maturity securities transactions, net (pre-tax) 10 — 11 (17) 15 (401) Less: Gain on sale of commercial premium finance division (pre-tax) — — — — (3,629) — Less: Net gains on sales of office buildings (pre-tax) — — — — — (6,721) Non-interest income, as adjusted (Non-GAAP) 68,846 76,341 58,305 262,109 227 ,213 218,607 Gross operating income, as adjusted (Non-GAAP) 540,371 541,248 478,410 2,025,753 1 ,855,921 1,884,085 Efficiency ratio (Non-GAAP) 53.10% 53.49% 55.87% 54.44% 57.98% 56.62% Annualized pre-provision net revenue / average assets Net interest income, as reported (GAAP) $471,525 $464,907 $420,105 $1,763,644 $1,628,708 $1,665,478 Non-interest income, as reported (GAAP) 68,836 7 6,341 58,294 262, 126 224,501 225, 729 Less: Non-interest expense, as reported (GAAP) 309,926 299,401 276,618 1,142,126 1 ,105,860 1 ,162,691 Pre-provision net revenue (GAAP) $230,435 $241,847 $201,781 $883,644 $747,349 $728,516 Average assets $64,190,084 $63,255,554 $61,502,768 $62,484,314 $61,973,902 $61,065,897 Annualized pre-provision net revenue / average assets (GAAP) 1.44% 1.53% 1.31% 1.41% 1.21% 1.19% 39

Non-GAAP Reconciliations to GAAP Financial Measures Three Months Ended Years Ended March 31, December 31, March 31, December 31, December 31, December 31, ($ in thousands) 2026 2025 2025 2025 2024 2023 Annualized pre-provision net revenue / average assets, as adjusted Pre-provision net revenue (GAAP) $230,435 $241,847 $201,781 $883,644 $747,349 $728,516 Add: Loss on extinguishment of debt (pre-tax) — — — $922 — — Add: FDIC Special assessment (pre-tax) — (5,672) — (9,489) 8, 757 50, 297 Add: Restructuring charge (pre-tax) 5, 689 630 — 5, 284 2, 039 9, 969 Add: Merger-related expenses (pre-tax) — — — — — 14 ,133 Add: Amortization of tax credit investments (pre-tax) 16 ,014 15 ,191 9,320 41,792 1 8,946 1 8,009 Add: Litigation reserve (pre-tax) 1 ,262 (239) — 773 — 3, 540 Add: Losses (gains) on available for sale and held to maturity securities transactions, net (pre-tax) 10 — 11 (17) 15 (401) Add: Net losses on sale of commercial real estate loans (pre-tax) — — — — 1 3,660 — Less: Litigation Settlement (pre-tax) — — — — (7,334) — Less: Gain on sale of commercial premium finance division (pre-tax) — — — — (3,629) — Less: Net gains on sales of office buildings (pre-tax) — — — — — (6,721) Pre-provision net revenue, as adjusted (Non-GAAP) 253,410 251 ,757 2 11,112 922, 909 7 79,803 81 7,342 Average assets $64,190,084 $63,255,554 $61,502,768 $62,484,314 $61,973,902 $61,065,897 Annualized pre-provision net revenue / average assets, as adjusted (Non-GAAP) 1.58% 1.59% 1.37% 1.48% 1.26% 1.34% As of Years Ended March 31, December 31, September 30, June 30, March 31, December 31, December 31, December 31, December 31, ($ in thousands, except for share data) 2026 2025 2025 2025 2025 2025 2024 2023 2017 Tangible book value per common share (Non-GAAP): Common shares outstanding 554, 316,876 556, 618,021 560, 784,352 560, 281,821 560, 028,101 556, 618,021 558, 786,093 507 ,709,927 264, 468,851 Shareholders' equity (GAAP) $7,828,443 $7,807,698 $7,695,374 $7,575,421 $7,499,897 $7,807,698 $7,435,127 $6,701,391 $2,533,165 Less: Preferred Stock 354, 345 354, 345 354, 345 354, 345 354, 345 354, 345 354, 345 209, 691 209, 691 Less: Goodwill and other intangible assets 1 ,963,706 1 ,969,811 1 ,976,594 1 ,983,515 1 ,990,276 1 ,969,811 1 ,997,597 2, 029,267 7 33,144 Tangible common shareholders' equity (Non-GAAP) $5,510,392 $5,483,542 $5,364,435 $5,237,561 $5,155,276 $5,483,542 $5,083,185 $4,462,433 $1,590,330 Tangible book value per common share (Non-GAAP): $9.94 $9.85 $9.57 $9.35 $9.21 $9.85 $9.10 $8.79 $6.01 Tangible common equity to tangible assets (Non-GAAP): Tangible common shareholders' equity (Non-GAAP) $5,510,392 $5,483,542 $5,364,435 $5,237,561 $5,155,276 $5,483,542 $5,083,185 $4,462,433 $1,590,330 Total assets (GAAP) 64, 466,585 64, 132,725 63, 018,614 62, 705,358 61 ,865,655 64, 132,725 62, 491,691 60, 934,974 24, 002,306 Less: Goodwill and other intangible assets 1 ,963,706 1 ,969,811 1 ,976,594 1 ,983,515 1 ,990,276 1 ,969,811 1 ,997,597 2, 029,267 7 33,144 Tangible assets (Non-GAAP) 62, 502,879 62, 162,914 61 ,042,020 60, 721,843 59, 875,379 62, 162,914 60, 494,094 58, 905,707 $23,269,162 Tangible common equity to tangible assets (Non-GAAP) 8.82% 8.82% 8.79% 8.63% 8.61% 8.82% 8.40% 7.58% 6.83% 40

For More Information § Go to our website: www.valley.com § Email requests to: ajianette@valley.com § Call Andrew Jianette in Investor Relations at: (551) 288-3182 § Go to our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC © 2026 Valley Bank. All rights reserved. Please see www.valley.com for further details.